EXHIBIT 99.1

Miami Dolphins CFO joins DS Healthcare

Pompano Beach, Fla., January 6, 2016 (GLOBE NEWSWIRE) -- Mark Brockelman has joined DS Healthcare Group to help scale its innovative organization into a market leading health and wellness powerhouse focused on technologically advanced, consumer-driven personal care solutions. He will oversee all aspects of the financial departments within the organization.

Mr. Brockelman joins DS Healthcare’s growing all-star cast, which now includes Manny Gonzalez, a former Global VP of Sales for Procter & Gamble, serving as the company’s Chief Commercial Officer and Renee Barch-Niles, an experienced leader who drove double-digit year over year growth in global food, drug, mass, club and specialty channels, serving as the company’s Chief Executive Officer.

“Mark’s mergers and acquisition experience, systems integration expertise and highly astute financial acumen will be a tremendous asset for our organization,” said Barch-Niles, CEO. “He will be an active participant in building the infrastructure at DS Healthcare to help support our rapid growth plans.”

Prior to joining DS Healthcare, Brockelman served as the Chief Financial Officer for National Dentex Corporation as well as the Senior Vice President/Chief Financial and Administrative Officer of the Miami Dolphins and SunLife Stadium. He also served as the Chief Financial Officer at eScreen, Inc. eScreen develops, manufactures and markets employment screening products for hiring and maintaining an efficient workforce. He also served for four years as the Executive Vice President and Chief Financial Officer at Ascend Media LLC. Ascend is a leading business-to-business, media-focused enterprise specializing in directories, professional magazines and journals, conferences and trade shows, continuing medical education, and Internet properties and databases serving the medical, dental, healthcare, food, beverage, packaging, gaming and business services industries. He previously spent five years at American Media, Inc. (AMI), a Boca Raton based company that publishes tabloid and enthusiast publications such as National Enquirer, Star, Globe, Shape, Men’s Fitness, Muscle and Fitness, Flex, Fit Pregnancy and Natural Health. Mark was AMI’s Vice President of Finance and Chief Accounting Officer. In his early career, Brockelman spent seven years at Arthur Andersen LLP in Chicago and West Palm Beach, culminating in his role as a Senior Audit Manager.

“This is a tremendous opportunity for me to join DS Healthcare at a time of significant growth and new product/market expansion opportunities,” said Brockelman. “I plan on furthering DS Healthcare’s vision to be recognized as the leading innovator in scientifically advanced, personal care solutions that help improve consumer’s confidence and well-being.”

Brockelman is a graduate of Marquette University, where he earned a Bachelor’s degree in Accounting and Finance.

About DS Healthcare Group

DS Healthcare Group Inc. develops novel biotechnology for topical therapies. It markets through online channels, specialty retailers, distributors, pharmacies, and salons. Its research has led to a highly innovative portfolio of personal care products and additional innovations in pharmaceutical projects. For more information on DS Healthcare Group's flagship brand, visit www.dslaboratories.com

Forward-looking statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies, and are generally preceded by words such as "future," "plan" or "planned," "expects," or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing and marketing products, intense competition, and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at http://www.sec.gov

Contact:

Investor Relations

DS Healthcare Group

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Investors@DSHealthgroup.com